FAX (713) 651-0849

1100 LOUISIANA	SUITE 3800	HOUSTON, TEXAS 77002-5218	TELEPHONE (713) 651-9191
EXHIBIT 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-35245, 333-55838, 333-116528 and 333-137273) of Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), relating to the 1997 Incentive Plan of the Company, and the Registration Statement on Form S-1 (Registration No. 333-136778) of the Company (collectively, the “Registration Statements”), of information contained in our reserve report that is summarized as of December 31, 2006 in our summary letter dated March 16, 2007, relating to the oil and gas reserves and revenue, as of December 31, 2006, of certain interests of the Company.
     We hereby consent to all references to such reports, letters and/or to this firm in each of the Registration Statements and each Prospectu to which any such Registration Statement relates, and further consent to our being named as an expert in each of the Registration Statements and each Prospectus to which any such Registration Statement relates.

RYDER SCOTT COMPANY, L.P.
Houston, Texas
March 28, 2007

1200, 530- BTH AVENUE, S. W.	CALGARY, ALBERTA T2P 358	TEL (403) 262-2799	FAX (403) 262-2790
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